Exhibit 4.240

AMENDMENT NO. 2
TO SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT
Dated as of July 18, 2011

This Amendment No. 2 to Second Amended and Restated Master Collateral Agency Agreement, dated as of July 18, 2011 (this “Amendment”) is among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), as Master Servicer, DTG Operations, Inc., an Oklahoma corporation (“DTG Operations”), as a grantor and as Servicer, Rental Car Finance Corp, an Oklahoma corporation (“RCFC”), as a grantor, and Deutsche Bank Trust Company Americas, a New York banking corporation, as Master Collateral Agent (“DBTCA”, collectively with DTAG, DTG Operations, RCFC, each Financing Source and each Beneficiary, the “Parties”).

RECITALS:

WHEREAS, DTAG, as Master Servicer, RCFC, as grantor, as a Financing Source and as a Beneficiary, DTG Operations, as grantor and as servicer and DBTCA, as Master Collateral Agent entered into that certain Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, as amended by that certain Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009 (the “Master Collateral Agency Agreement”).

WHEREAS, DTAG, DTG Operations, RCFC and DBTCA, in their respective capacities as set forth on the signature pages hereto, entered into each Financing Source and Beneficiary Supplement to Second Amended and Restated Master Collateral Agency Agreement, each dated as of May 23, 2007 (each as amended, restated, supplemented or otherwise modified prior to the date hereof, collectively, the “Series 2007-1 Beneficiary Supplements”).

WHEREAS, DTAG, DTG Operations, RCFC and DBTCA, in their respective capacities as set forth on the signature pages hereto, entered into each Financing Source and Beneficiary Supplement to Second Amended and Restated Master Collateral Agency Agreement, each dated as of April 8, 2010 (each as amended, restated, supplemented or otherwise modified prior to the date hereof, collectively, the “Series 2010-1 Beneficiary Supplements”).

WHEREAS, DTAG, DTG Operations, RCFC and DBTCA, in their respective capacities as set forth on the signature pages hereto, entered into each Financing Source and Beneficiary Supplement to Second Amended and Restated Master Collateral Agency Agreement, each dated as of June 17, 2010 (each as amended, restated, supplemented or otherwise modified prior to the date hereof, collectively, the “Series 2010-2 Beneficiary Supplements”).

WHEREAS, DTAG, DTG Operations, RCFC and DBTCA, in their respective capacities as set forth on the signature pages hereto, entered into each Financing Source and Beneficiary Supplement to Second Amended and Restated Master Collateral Agency Agreement, each dated as of October 28, 2010 (each as amended, restated, supplemented or otherwise modified prior to the date hereof, collectively, the “Series 2010-3 Beneficiary Supplements” and, collectively with the Series 2007-1 Beneficiary Supplements, the Series 2010-1 Beneficiary Supplement and the Series 2010-2 Beneficiary Supplements, the “Supplements”).

WHEREAS, the Parties wish to amend the Master Collateral Agency Agreement as provided herein.

NOW, THEREFORE, the Parties hereto agree as follows:

1.    Definitions.  Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement for the applicable Series of Notes or if defined therein, in the Master Collateral Agency Agreement.

2.    Amendments to Master Collateral Agency Agreement.  Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree, effective as of July 18, 2011, that the Master Collateral Agency Agreement is hereby amended as follows:

                (a)          Section 2.3 of the Master Collateral Agency Agreement is hereby amended by adding the phrase “or other redesignation” immediately after the words “after such a refinancing” and immediately preceding the comma following such words in the fourth sentence of Section 2.3.

        (b)         Section 2.3 of the Master Collateral Agency Agreement is hereby further amended by adding the phrase “or, other than with respect to redesignated Master Collateral Vehicles constituting Group IV Collateral, the original Financing Source or Beneficiary with respect to such redesignated Master Collateral has designated to it replacement Related Vehicles with an aggregate Net Book Value equal to or greater than the Net Book Value of such redesignated Master Collateral Vehicles (in each case calculated as of the date of such redesignation) and/or has cash allocated to it constituting collateral securing its loans or securities (including in the form of Exchange Proceeds, pursuant to an increase in the applicable Exchange Agreement Rights Value) in amount at least equal to such Net Book Value of such redesignated Master Collateral Vehicles and, in the case of such designation of Replacement Vehicles or allocation of cash, RCFC is in compliance with any Maximum Manufacturer Percentage, Maximum Non-Program Percentage and Maximum Program Percentage and any other covenants, agreements or conditions limiting the types of Vehicles and/or Manufacturers applicable to the pool of Vehicles pledged to secure the loans or securities of such original Financing Source or Beneficiary after giving effect to such designation or allocation” immediately after the words “have been repaid” and immediately preceding the comma following such words at the end of clause (ii) of the representations in the sentence immediately following clauses (a) and (b) of Section 2.3.

         (c)         Section 2.3 of the Master Collateral Agency Agreement is hereby further amended by adding the words “or the designation of replacement collateral as described above with respect to other redesignated Master Collateral Vehicles” immediately after the words “with respect to refinanced Master Collateral Vehicles” and immediately preceding the comma following such words in the last sentence of Section 2.3.

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3.    Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Collateral Agency Agreement or the Supplements, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Collateral Agency Agreement or the Supplements, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Master Collateral Agency Agreement and the Supplements specifically referred to herein and any references in the Master Collateral Agency Agreement or the Supplements to the provisions of the Master Collateral Agency Agreement or the Supplements specifically referred to herein shall be to such provisions as amended by this Amendment.

4.    Applicable Provisions.  Pursuant to Section 5.1 of the Master Collateral Agency Agreement, the Parties hereto may amend the Master Collateral Agency Agreement.

5.    Waiver of Notice.  Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.    Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.    GOVERNING LAW.  THIS AMENDMENT INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF THE SUBJECT MATTER HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.    Counterparts.  This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY
AMERICAS, not in its individual capacity but solely as Master Collateral Agent under the Master Collateral Agency Agreement

By:	/s/ LOUIS BODI
Name: Louis Bodi
Title: Vice President

By:	/s/ SUE KIM
Name: Sue Kim
Title: Assistant Vice President

[Signature page – Amendment No.2 to MCAA]

DOLLAR THRIFTY AUTOMOTIVE GROUP,
INC., as Master Servicer under the Master Collateral Agency Agreement

By:	/s/ CLIFF BUSTER
Name: Cliff Buster
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

DTG OPERATIONS, INC., as a Grantor and as
Servicer under the Master Collateral Agency Agreement

By:	/s/ CLIFF BUSTER
Name: Cliff Buster
Title: Executive Vice President, Chief Financial Officer and Treasurer

RENTAL CAR FINANCE CORP., as a Grantor under
the Master Collateral Agency Agreement

By:	/s/ CLIFF BUSTER
Name: Cliff Buster
Title: President and Treasurer

[Signature page – Amendment No.2 to MCAA]